Hospy

Hospy's "hospitality" core offerings include multilayered AI technology, allowing for low-cost subscriptions, recruiting and on-demand staffing. Our complete ecosystem aims to help employers save time and capital, while creating additional ROI in the fast paced ever-changing service industry.


Hospy

Invest

$99 minimum investment

DEADLINE: March 31, 2023

in 2 months

SHARE PRICE

$1

TOTAL RAISED

$326

VALUATION

$5,000,000

4(a)(6) offering provided by Netcapital Funding Portal Inc.

INTRODUCTION

When we say we plan to be the one-stop-shop for all restaurant and hospitality job opportunities – we mean it.

If you require a management level hiring overhaul, we plan to provide you with a professional Customer Experience Manager to oversee your campaigns.

With Hospy, finding the right candidate for the job has never been easier.

Our platform plans to use machine learning technology that may understand and identify which job seekers are best suited to fill your vacant positions. Our goal is to help you create strong working relationships with your hires, while ensuring the hospitality services they provide meet your strict standards.

Our goal is to be the ultimate Restaurant and Hospitality Matchmakers. We understand the importance of mutual understanding and respect.

That's why we're committed to not only finding the right person for the job, but the right *job* for the *person*!

Hospy does more than connect candidates with potential employees. We believe in the power of constant and open communication. And so, once candidates have created a profile, both job-seekers and employers may start a conversation and a working relationship. You may communicate requirements from both ends, compare schedules, and start the onboarding process in moments.

PROBLEM

We believe that the hiring process we use today is outdated and ineffective.

Employers are listing the *same* job vacancies on the *same* websites, hoping for new candidates to magically find them. Similarly, job-seekers aren't given the proper filters to narrow down and tailor their search to be marketed specifically through restaurant/hospitality resources.

On top of this, there isn't a single hiring resource or platform that integrates every part of the hiring process exclusively for the restaurant/hospitality industry. This includes initial contact, constant communication, and the ability to effortlessly onboard candidates with ease through their mobile device.

Finally, there is a disconnect between qualifications and employer expectations, our goal is to bridge that gap to save time and money. Employers are having to hire less desirable candidates because more qualified are not being surfaced...

That's where our AI marketing campaigns keep employers in front of job seekers, because we know *hiring* is based on *timing*.



SOLUTION

We plan to design a restaurant/hospitality hiring ecosystem that may make the entire process simpler and more manageable. We plan to leverage the power of technology and AI to create a streamlined hiring process that can be accessed via any mobile device.

Hospy aims to be a full client concierge service run by hospitality industry "matchmakers."

By managing employer accounts, we aim to provide hands-on CEM solutions designed to connect candidates to jobs (and vice versa) quicker than ever before. Our AI will attempt to continuously learn and optimize hiring and marketing for our clients, creating better results at both ends of the deal.

When it comes to industry pricing, we plan to level the playing field while providing access to high-quality candidates no matter the size or reputation of your hospitality business.



BUSINESS MODEL

At its core, Hospy aims to be an end-user focused, easy to operate hiring software platform that aims to create speed and ease for hiring both exempt and non-exempt staff. With our years of hands-on industry experience we plan to offer expert personnel services, we offer job posting subscriptions, database searches, On Demand Staffing and Marketing. Delivery, Ordering, Brand Loyalty, Certifications, CultureIQ, Ordering, P&L Management, Training, POS, and Design.


Hospitality Sectors
Restaurants
Hotels
Gambling
Cruise Ships
Healthcare
Airlines
Stadiums
Coffee Shops
Sports Arenas
Food Trucks
and more...

Hospitality Industry Pricing


Subscriptions
Personnel Services
OnDemand "Team Shifts"

"The market is expected to reach $6,715.27 billion in 2026 at a CAGR of 10.2%."

GlobeNewswire
2021

MARKET

The global hospitality market is expected to grow from $3,952.87 billion in 2021 to $4,548.42 billion in 2022 at a compound annual growth rate (CAGR) of 15.1%.[1]

Hospy

An Exclusive Restaurant & Hospitality
Industry Hiring Platform

RESTAURANTS	CASINO GAMING	AIRLINES	GOLF CLUBS
HOTELS & LODGING	GHOST KITCHENS	CORPORATE DINING	CONVENTION CENTERS
FOOD SERVICE	CRUISE SHIPS	HEALTHCARE FACILITIES	SPORT ARENAS
ADULT COMMUNITIES	CLUBS & LOUNGES	UNIVERSITY CAMPUS	ASSISTED LIVING
FOOD TRUCKS	CORRECTIONAL FACILITIES	PUBLIC SCHOOLS	RETIREMENT HOMES
CATERING	THEATERS	PRIVATE SCHOOLS	OFFICE BUILDINGS
FOOD FESTIVALS	MUSEUMS	WEDDING VENUES	BOWLING ALLEYS
WELLNESS SPAS	CAFES	EVENT CENTERS	MUSIC HALLS
FOOD HALLS	ZOOS	TRAINS & RAIL	AMUSEMENT PARKS
MOVIE THEATERS	COMMISSARIES	PREPARED MEALS	FOOD MARKETS
MOTELS	GOVERNMENT FACILITIES	HOSTELS	PRIVATE EVENTS
GROCERY STORES	DUDE RANCHES	CONFERENCE CENTERS	THEME PARKS
WELLNESS & REHAB	AIRPORTS	WORSHIP CENTERS	FITNESS CENTERS
CORPORATE OFFICES	PRIVATE CHEFS	CONCERT HALLS	BED & BREAKFAST
CONTRACT SERVICES	BANQUET HALLS	TAVERNS	CAMPGROUNDS
RETAIL STORES	SHOPPING MALLS	AMPHITHEATERS	ENTERTAINMENT VENUES
BALL PARKS	COUNTRY CLUBS	NATIONAL PARKS	LUXURY RESORTS
CULTURE ATTRACTIONS	WORKPLACES	HOSPITALS	and more...

SUCCESS TO DATE

- From discovery to initial outreach, communication, negotiations, and onboarding, our platform plans to be live with ongoing alpha-testing development.
- HR, business owners, and Hiring Managers we've propositioned seem to be eager for our platform to go live and solve their hiring needs.
- The more we develop our platform, the more our consulting teams may grow – and the better their job requirements may be understood and acted upon.

TEAM



Steve Garza
Founder, CEO

Steve has been an entrepreneur since 2000, with over twenty-one years of personnel "head hunting" experience, and another seventeen years of restaurant hospitality, including management and staffing. Hospy is a result of his life's body of work.

SOURCES

[1]https://www.globenewswire.com/news-release/2021/12/29/2358663/0/en/Hospitality-Global-Market-Report-2022.html#:~:text=The%20hospitality%20market%20consists%20of,and%20beverages%20for%20immediate%20consumption.

USE OF PROCEEDS

If the offering's maximum amount of $500,000 is raised:

Use	Value	% of Proceeds
Software Development	$144,280	28.9%
Research and Development	$66,725	13.3%
Employees and Contractors	$121,317	24.3%
Marketing	$117,000	23.4%
General and Administrative	$26,178	5.2%
Intermediary fees	$24,500	4.9%

TERMS

This is an offering of Common Stock, under registration exemption 4(a)(6), in Hospy Inc.. This offering must raise at least $10,000 by March 31, 2023 at 9:58pm ET. If this offering doesn't reach its *target*, then your money will be refunded. Hospy may issue additional securities to raise up to $500,000, the offering's *maximum*.

If the offering is successful at raising the maximum amount, then the company's implied valuation after the offering (sometimes called its *post-money valuation*) will be:

	5,500,000 shares
×	$1 per share
	$5,500,000 implied valuation

FINANCIALS

These financial statements have been reviewed by an independent Certified Public Accountant.

CPA review letter

SEC FILINGS

The Offering Statement is a formal description of the company and this transaction. It's filed with the SEC to comply with the requirements of exemption 4(a)(6) of the Securities Act of 1933.

Latest Offering Statement

We're also required to share links to each of the SEC filings related to this offering with investors.

- Form C on July 12, 2022
- Form C/A on August 11, 2022
- Form C/A on November 10, 2022
- Form C/A on November 16, 2022

UNDERSTAND THE RISKS

Be sure to understand the risks of this type of investment. No regulatory body (not the SEC, not any state regulator) has passed upon the merits of or given its approval to the securities, the terms of the offering, or the accuracy or completeness of any offering materials or information posted herein. That's typical for Regulation CF offerings like this one.

Neither Netcapital nor any of its directors, officers, employees, representatives, affiliates, or agents shall have any liability whatsoever arising from any error or incompleteness of fact or opinion in, or lack of care in the preparation or publication of, the materials and communication herein or the terms or valuation of any securities offering.

The information contained herein includes forward-looking statements. These statements relate to future events or to future financial performance, and involve known and unknown risks, uncertainties, and other factors, that may cause actual results to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond the company's control and which could, and likely will, materially affect actual results, levels of activity, performance, or achievements. Any forward-looking statement reflects the current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. No obligation exists to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

MORE INFO

- Website
- LinkedIn
- Twitter
- Facebook

UPDATES

Dec 13, 2022	•	Dear Investor, We are excited to announce our...
Nov 16, 2022	•	Filed Form C/A
Nov 10, 2022	•	Filed Form C/A
Oct 28, 2022	•	Dear Investors, RE: Marketing technology We...
Sep 6, 2022	•	Greetings, Over the past couple of weeks,...
Aug 11, 2022	•	Filed Form C/A
Aug 3, 2022	•	We at Hospy are continuing to develop behind...
Jul 12, 2022	•	Primary offering of 500,000 shares at $1
Jul 12, 2022	•	Filed Form C

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